EXHIBIT 23.1


                                                                  EXHIBIT 23.1

                    [KPMG Peat Marwick LLP Letterhead]

                    CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
CVS Corporation

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CVS Corporation of our reports dated July 16, 1997 relating to the consolidated financial statements for the periods ended December 31, 1996, which reports are included in the Quarterly Report on Form 10-Q for the quarter ended June 28, 1997, which reports are based on our audits and the reports of other auditors.


/s/ KPMG PEAT MARWICK LLP
KPMG PEAT MARWICK LLP


Providence, Rhode Island
August 28, 1997